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                                                                      EXHIBIT 16

                                                 Arthur Andersen LLP
                                                 1601 Market St.
                                                 Philadelphia, PA 19103-2499

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 12, 2002

Dear Sir/Madam,

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 10, 2002 of the Stock Purchase Program for Employees of Salient 3 Communications, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

cc:      Mr. Paul H. Snyder, Senior Vice President and
         Chief Financial Officer, Salient 3 Communications, Inc.